Exhibit 99.1

Roomlinx Completes $3.0 Million Private Placement Financing

DENVER, CO, May 7, 2012 – Roomlinx, Inc. (OTCBB: RMLX), the innovative developer of interactive TV (iTV) applications for the hotel and resort industry, today announced the closing of a $3.0 million private placement financing with institutional and other accredited investors. Pursuant to the securities purchase agreement, Roomlinx sold 1,200,000 shares of the Company’s common stock at $2.50 per share and issued three-year warrants to purchase 600,000 shares of the Company’s common stock at an exercise price of $3.75 per share. The company can raise up to $1 million of additional equity financing until May 25th on the same terms of this offering with potential accredited institutional investors who have previously been made aware of the offering by the Company or its placement agents.

Net proceeds from the offering, which are anticipated to be approximately $2.8 million after placement fees and other offering expenses, will be used for general corporate and working capital purposes including deployment of the Company’s iTV applications under a Master Service Agreement with Hyatt Corporation announced on March 13, 2012.

“This financing, combined with our recently announced Hyatt relationship, represents an important milestone for our Company,” said Roomlinx CEO Michael Wasik. “Not only does the financing provide capital to support growth, we believe the addition of new institutional investors to our shareholder base will also support our longer term goal to increase the trading liquidity in our stock which we believe will benefit all of our shareholders.”

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities. The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Further details of the private placement will be described in a Current Report on Form 8-K to be filed with the SEC by the Company and all of the transaction documents will be attached to the Form 8-K.

About Roomlinx

Headquartered in Broomfield, CO, Roomlinx, Inc. is the innovative developer of iTV applications in the hotel and resort industry serving the United States, Canada and selected global markets. The Company provides premium hotel and resort properties “best-in-class” in-room technology. The Company’s recent launch of iTV Platform 3.0 combines the best of HDTV, the Internet, PC functionality and Video on Demand options demanded by today’s traveler.  Roomlinx’s property service solutions range from infrastructure development to revenue generating business services. For more information, go to www.roomlinx.com.

Safe Harbor Cautionary Statement

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws.  These statements include statements regarding the Hyatt hotels roll out (including the timing thereof) and Roomlinx’s growth as a result of the master service agreement with an affiliate of Hyatt Hotels Corporation.  These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are:  the Company's successful implementation of new products and services (either generally or with specific key customers), the Company’s ability to satisfy the contractual terms of key customer contracts, demand for the new products and services, the Company's ability to successfully compete against competitors offering similar products and services, general economic and business conditions; unexpected changes in technologies and technological advances; ability to commercialize and manufacture products; results of experimental studies research and development activities; changes in, or failure to comply with, governmental regulations; the ability to obtain adequate financing in the future; the Company’s ability to establish and maintain strategic relationships, including the risk that key customer contracts may be terminated before their full term; the possibility of product-related liabilities; the Company’s ability to attract and retain qualified personnel; the Company’s ability to maintain its intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; the Company’s ability to obtain, use or successfully integrate third-party licensed technology; breach of the Company’s security by third parties; and the risk factors detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including our 2011 Annual Report on Form 10-K available through the web site maintained by the Securities and Exchange Commission at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

SOURCE: Roomlinx, Inc.

Roomlinx, Inc.
Chris Wasik, 720-877-1724
cwasik@roomlinx.com